UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 28, 2010
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania		15650-0231
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.02 Results of Operations and Financial Condition
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01 Financial Statements and Exhibits
Item 2.02 Results of Operations and Financial Condition
On October 28, 2010, Kennametal Inc. (Kennametal or the Company) issued an earnings announcement for its fiscal first quarter ended September 30, 2010.
The press release contains certain non-generally accepted accounting principles (GAAP) financial measures. The following GAAP financial measures have been presented on an adjusted basis: gross profit, operating expense, operating income (loss), Corporate operating loss, Industrial operating income (loss) and margin, Infrastructure operating income and margin, income (loss) from continuing operations, net income (loss) and diluted earnings (loss) per share. Adjustments include: (1) restructuring and related charges for the three months ended September 30, 2010 and 2009, respectively, and (2) divestiture related charges for the three months ended September 30, 2009. Management adjusts for these items in measuring and compensating internal performance and to more readily compare the Company’s financial performance period-to-period. The press release also contains free operating cash flow, which is also a non-GAAP measure and is defined below.
Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for dividends, debt repayment, strategic initiatives (such as acquisitions), and other investing and financing activities.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.
Additionally, during our quarterly earnings teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Debt to Capital
Debt to capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by the sum of total Kennametal shareowners’ equity plus noncontrolling interest plus total debt. The most directly comparable GAAP measure is debt to equity, which is defined as total debt divided by shareowners’ equity. Management believes that debt to capital provides additional insight into the underlying capital structuring and performance of the Company.

DEBT TO CAPITAL (UNAUDITED)

	September 30,	June 30,
(in thousands, except percents)	2010	2010

Total debt	$318,819	$337,668
Kennametal shareowners’ equity	1,437,616	1,333,443

Debt to equity, GAAP	22.2%	25.3%

Total debt	$318,819	$337,668
Kennametal shareowners’ equity	1,437,616	1,333,443

Total capital	$1,756,435	$1,671,111

Debt to capital	18.2%	20.2%

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareowners on October 26, 2010, our shareowners voted on the election of two directors, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011 and approval of the Kennametal Inc. Stock and Incentive Plan of 2010. Of the 75,337,158 shares present in person or by proxy, the following is the number of shares voted in favor of, abstained or voted against each matter and the number of shares having authority to vote on each matter but withheld.
1.	With respect to the votes cast for the re-election of three directors with the terms to expire in 2013:

			Broker
	For	Withheld	Non-Votes

Carlos M. Cardoso	70,463,525	1,951,856	2,921,777
Larry D. Yost	70,125,058	2,290,323	2,921,777

The following other directors’ terms of office continued after the meeting: Ronald M. DeFeo, Philip A. Dur, A. Peter Held, Timothy R. McLevish, William R. Newlin, Lawrence W. Stranghoener and Steven H. Wunning.

2.	With respect to the ratification of the selection of the firm PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011:

				Broker
	For	Against	Withheld	Non-Votes

PricewaterhouseCoopers LLP	73,946,775	1,356,988	33,395	0

3.	With respect to the approval of the Kennametal Inc. Stock and Incentive Plan of 2010:

				Broker
	For	Against	Withheld	Non-Votes

Kennametal Inc. Stock and Incentive Plan of 2010	55,626,513	16,272,527	563,493	2,874,625

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Fiscal 2011 First Quarter Earnings Announcement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
Date: October 28, 2010	By:	/s/ Martha A. Bailey
Martha A. Bailey
Vice President Finance and Corporate Controller